WILLLAM R. HULSEY
                         CERTIFIED PUBLIC ACCOUNTANT
                            2117 FORSYTHE AVENUE
                              MONROE, LOUISIANA
          MEMBER                                         MAILING ADRESS
   AMERICAN INSTITUTE OF                                 P.0. BOX 2253
CERTIFIED PUBLIC ACCOUNTANTS                        MONROE, LOUISIANA 71207
   SOCIETY OF LOUISIANA                                  (318)362-9900
CERTIFIED PUBLIC ACCOUNTANTS                           FAX (318)362-9993



April 22, 1998



MMR Investment Bankers, Inc.
550 N. 159th East, Suite 300
P.O. Box 781440
Wichita, Kansas 67278-1440

Dear Sir:

I, William R. Hulsey serve as the accountant for Senior Retirement Communities, Inc. and do hereby give permission to use my name and/or values concerning the audited financial statements dated December 31, 1997 in the offering circular for the Bond Issue(s) of Senior Retirement Communities, Inc.

Respectively Submitted,

/S/WILLIAM R HULSEY

William R. Hulsey
Certified Public Accountant


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